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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):   November 22, 2000

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                           DYNATEC INTERNATIONAL, INC.

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               (Exact name of registrant as specified in charter)


          Utah                        0-12806                    87-0367267
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)            Identification No.)


3820 West Great Lakes, Drive, Salt Lake City, Utah                  84120
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    (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:   (801) 973-9500
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                                 Not Applicable

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         (Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets

         On November 22, 2000, Dynatec International, Inc., a Utah corporation (the "Company") completed the sale of substantially all of the assets associated with its Neat Things!(TM) home organization and storage product line (the "Neat Things! Division") to Expandable Home Organizers, Inc., a California corporation ("EHOI"). The consideration EHOI paid for such assets at closing was approximately $1.5 million, consisting of cash payments of approximately $850,000 and the assumption by EHOI of liabilities of the Company incurred in connection with the Neat Things! Division to the primary outside supplier of that division.

         In addition to the consideration received at closing, EHOI agreed to purchase additional inventory related to the Neat Things! Division and located at the Company's Salt Lake City, Utah headquarters, which inventory EHOI agreed to purchase on or before December 15, 2000. The purchase price to be paid by EHOI for such inventory is the Company's actual costs of purchasing such inventory. As of the date of this report, and since November 22, 2000, EHOI has purchased and paid for additional inventory in the amount of approximately $78,000. EHOI is unaffiliated with the Company. The financial terms of the transaction were negotiated by management of the Company and EHOI.

         Assets of the Neat Things! Division sold to EHOI include intellectual property rights either owned by or licensed to the Company, inventory, fixed assets, and other tangible and intangible assets such as contract rights with suppliers, customers and sales representatives. Excluded from the assets sold to EHOI are the accounts receivable of the Company related to the Neat Things! Division.

         The Company also agreed as part of the transaction with EHOI that for a period of at least 90 days after the closing, the Company would cooperate with and provide limited related assistance to EHOI to facilitate the transition of the Neat Things! Division to EHOI, which is located in Chino, California.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (b)      Pro Forma Financial Information:

             Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company will be filed within sixty days after the date hereof.

         (c)      Exhibits:

                  10.1     Asset Purchase Agreement dated November 22, 2000.

                  99.1     Press release dated November  27, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2000


DYNATEC INTERNATIONAL, INC.




By:  /s/ Frederick W. Volcansek, Sr.
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         Frederick W. Volcansek, Sr.
         Chairman and Chief Executive Officer